FORBEARANCE AGREEMENT

        THIS AGREEMENT (this "Agreement" or this "Forbearance Agreement") is made and entered into as of November , 2000 (the "Effective Date"), by and among TRISM, INC., a Delaware corporation ("Trism"), TRISM SECURED TRANSPORTATION, INC., a Delaware corporation ("Trism Secured"), TRI-STATE MOTOR TRANSIT CO., a Delaware corporation ("TSMT"), DIABLO SYSTEMS INCORPORATED D/B/A DIABLO TRANSPORTATION, INC., a California corporation ("Diablo"), TRISM EASTERN, INC. D/B/A C.I. WHITTEN TRANSFER, a Delaware corporation ("CI Whitten"), TRISM HEAVY HAUL, INC., a Delaware corporation ("Heavy Haul"), TRISM SPECIALIZED CARRIERS, INC., a Georgia corporation ("Specialized"), TRISM SPECIAL SERVICES, INC., a Georgia corporation ("Special Services"), TRISM LOGISTICS, INC., a Delaware corporation ("Logistics"), TRISM EQUIPMENT, INC., a Delaware corporation ("TEI") (each of Trism, Trism Secured, TSMT, Diablo, CI Whitten, Heavy Haul, Specialized, Special Services, Logistics and TEI is herein referred to individually as a "Borrower" and collectively as the "Borrowers"), AERO BODY AND TRUCK EQUIPMENT, INC., a Delaware corporation ("Aero Body"), E.L. POWELL & SONS TRUCKING CO., INC., an Oklahoma corporation ("EL Powell"), TRISM TRANSPORT, INC., a Delaware corporation ("Transport"), and TRISM TRANSPORT SERVICES, INC., a Utah corporation ("Transport Services") (each of Aero Body, EL Powell, Transport and Transport Services is individually referred to herein as a "Guarantor" and collectively as the "Guarantors") and each of the financial institutions party to the Loan Agreement (each is herein referred to individually as a "Lender" and are collectively referred to herein as the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, as Agent of the Lenders under the Loan Agreement (the "Agent").

RECITALS

        On February 9, 2000, Borrowers, Guarantors, Agent and Lenders entered into various documents evidencing financial arrangements between them, including but not limited to, a Post-Confirmation Loan and Security Agreement (as amended, the "Loan Agreement"; capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Loan Agreement), pursuant to which Lenders agreed to extend to Borrowers a senior secured revolving credit facility (the "Credit Facility") in the aggregate amount and on the terms and conditions set forth therein.

        On or about October 19, 2000, a Change in Management occurred at each of the Borrowers. Such Change in Management was in violation of Section 12.1(o) of the Loan Agreement (the "Change in Management Default"). In addition, on or about October 27, 2000, Agent notified Borrowers that due to, among other things, (i) Borrowers' current and projected future negative earnings and cash flow, (ii) the Change in Management Default, (iii) the increasing fuel costs of Borrowers and (iv) the anticipated material increase in the insurance costs of Borrowers beginning November 1, 2000, a Materially Adverse Effect had occurred in violation of Section 12.1(m) of the Loan Agreement (the "Materially Adverse Effect Default") (each of the Change in Management Default and the Materially Adverse Effect Default is individually referred to herein as an "Existing Default" and collectively as the "Existing Defaults").

        By reason of the Existing Defaults, Agent, on behalf of the Lenders, is authorized to exercise all remedies available to it under the Loan Documents, including, but not limited to, the right to repossess and foreclose upon the Collateral. Despite the Existing Defaults, Borrowers desire that Agent and Lenders (a) forbear from exercising remedies of suit, repossession and foreclosure otherwise available to Agent, on behalf of the Lenders, under the Loan Documents in order to afford Borrowers an opportunity to prepare and implement a proposed restructuring plan, and (b) continue to make available the Credit Facility to Borrowers and make other concessions, as set forth herein.

        Agent and Lenders are willing to continue to conditionally forbear from pursuing certain remedies in connection with the Existing Defaults, continue to make available to Borrowers the Credit Facility, as modified herein, and make other concessions to the Borrowers (collectively the "Borrower Benefits"), on the terms and conditions contained herein, each of which, individually and in the aggregate, and including the performance thereof by Borrowers, constitute the consideration to the Agent and Lenders for entering into this Forbearance Agreement, and in the absence of any of which Agent would not have entered into this Forbearance Agreement or otherwise extended to Borrowers the Borrower Benefits.

        Borrowers and Guarantors each acknowledge and agree that the Borrower Benefits hereunder are of immediate and material benefit, financial and otherwise, to such Borrowers and Guarantors, and that neither Agent nor Lenders was or is under any obligation to extend to Borrowers or Guarantors the Borrower Benefits provided hereunder.

        NOW, THEREFORE, in consideration of the premises, which are made a part of this Forbearance Agreement, and the mutual covenants herein contained, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

    Acknowledgments by Borrowers and Guarantors. Each Borrower and Guarantor hereby acknowledges and agrees that (a) as of the close of business on October 27, 2000, the outstanding aggregate respective principal balances of (i) the Revolving Credit Loans totaled $26,113,363.25, and (ii) outstanding Letters of Credit totaled $12,075,127.00, in each case exclusive of accrued interest, costs and attorney's fees chargeable to Borrowers under the Loan Documents; (b) the Existing Defaults have occurred by reason of the matters set forth hereinabove in the second paragraph of the Recitals, (c) the Existing Defaults are continuing and have not been cured by Borrowers or waived, released, extinguished or compromised by Agent or Lenders; and (d) as a result of the Existing Defaults, all of the Secured Obligations under the Loan Documents, at the election of the Required Lenders, are absolutely and immediately due and owing by Borrowers without any defense, deduction, setoff or counterclaim and Agent, on behalf of the Lenders, has full legal right to exercise any and all of its rights and remedies under the Loan Documents or otherwise available at law and in equity. Notwithstanding the agreement of Agent and Lenders herein to consider, in their sole and absolute discretion, Borrowers' requests for additional Revolving Credit Loans, in no event shall the honoring of any such request be deemed a waiver of the Existing Defaults or a waiver of any other Default or Event of Default. Neither this Agreement, any forbearance hereunder, nor the continued making of Revolving Credit Loans to Borrowers in accordance with this Forbearance Agreement, the Credit Facility (as modified herein for purposes of the Forbearance Period) and the Loan Documents shall be deemed a waiver of or consent to the Existing Defaults or any Default or Event of Default arising hereafter under this Agreement or the Loan Documents and Borrowers agree that the Existing Defaults shall not be deemed to have been waived, released, extinguished, compromised or cured by virtue of such Revolving Credit Loans, the agreement to forbear or the execution or performance of this Forbearance Agreement.

    Forbearance. Subject to compliance by Borrowers and Guarantors of each of the Forbearance Conditions (as defined below), during the period commencing on the date hereof and ending on the earlier to occur of (a) November 30, 2000, or (b) the occurrence of an Event of Default specified in Sections 12.1(g) or 12.1(h) of the Loan Agreement, immediately and without notice, or (c) the date that any default with respect to, or other failure of, the Forbearance Conditions as defined in and set forth in Section 3 hereof occurs (the "Forbearance Period"), Agent and Lenders agree that they will not, but only by reason of the Existing Defaults:

      exercise any remedy available to them under the Loan Documents or under any applicable law to enforce collection from Borrowers of any Secured Obligations or foreclose upon their security interest(s) in any of the Collateral; or

      institute suit against Borrowers or Guarantors.

    Notwithstanding anything to the contrary contained in this Agreement, the agreement of Agent and Lenders in this Section 2 does not, and shall not be deemed to, prevent Agent or Lenders from exercising any remedy or power available to such parties excluding only those expressly set forth above in subsections (a) and (b); provided, however, Agent and Lenders agree that, solely during the Forbearance Period and solely for so long as Borrowers and Guarantors are complying with the terms and conditions set forth in this Agreement, they will not exercise any remedy available to them under the Loan Documents or under any applicable law to the extent such exercise is intended by Agent or any such Lender to cause and does, in fact, cause a material diminishment of the Borrower Benefits expressly provided herein; provided, further, however, Agent and Lenders specifically agree that, solely during the Forbearance Period and solely for so long as Borrowers and Guarantors are complying with the terms and conditions set forth in this Agreement, Agent and Lenders shall not increase the amount of the Forbearance Reserve.

    Conditions to Forbearance. Each of the following conditions shall constitute a forbearance condition ("Forbearance Condition"), the continuing satisfaction of each and every one of which shall be a continuing condition to the agreement of Agent and Lenders to forbear as set forth above in Section 2:

      Except with respect to (i) Section 12.1(o) of the Loan Agreement as it relates solely to the Change in Management Default (but not including any subsequent Defaults or Events of Default irrespective of whether such Defaults or Events of Default are the same as or similar to the Change in Management Default) and (ii) Section 12.1(m) of the Loan Agreement as it relates solely to the Materially Adverse Effect Default as the same arose in connection with the financial condition and stability of Borrowers existing as of the date hereof (but not including any subsequent changes in the financial condition and stability of the Borrowers as the same are measured on a cumulative basis with the conditions that caused the Materially Adverse Effect Default to occur), Borrowers and Guarantors shall duly observe and perform each and every obligation and covenant on their respective parts to be performed under the Loan Documents, this Agreement and any agreement, instrument or document executed in connection with this Agreement including, without limitation, Borrowers' obligations to pay to Agent, on behalf of the Lenders, all installments of principal, interest, fees (including without limitation any and all applicable fees set forth in Section 4.2 of the Loan Agreement), charges, and expenses, as and when the same are due and payable (whether due at stated maturity, upon acceleration or otherwise); and

      No Default or Event of Default shall exist or shall have occurred under any of the terms, conditions, provisions or covenants of the Loan Documents or this Agreement, except the Existing Defaults; and

      Other than the Materially Adverse Effect Default, no additional Materially Adverse Effect, including without limitation any Materially Adverse Effect arising in connection with changes, following the date hereof, in the financial condition and stability of the Borrowers as the same are measured on a cumulative basis with the conditions that caused the Materially Adverse Effect Default to occur, shall occur; and

      The representations and warranties contained in this Agreement and any agreement, instrument or document executed in connection herewith or pursuant hereto shall be true and correct as of the date of this Agreement and shall continue to be true and correct at all times hereafter (except to the extent that any such representation or warranty, by its express terms, relates to a prior specific date or period), except to the extent such representations and warranties are not true and correct solely as a result of the occurrence of the Existing Defaults; and

      Borrowers shall execute such other and further documents and instruments as Agent may reasonably request to effect the express provisions of this Agreement; and

      On or before November 7, 2000, and weekly thereafter on Monday of each such week, Borrowers and Guarantors shall deliver to Agent a consolidated forecast, for such current week and the twelve immediately succeeding weeks (any such rolling thirteen-week period being hereafter referred to as a "Projection Period"), of the projected cash receipts and disbursements (the "Cash Forecast") of Borrowers and Guarantors for the respective Projection Period, certified by the Financial Officer of the Borrowers and the Guarantors to the best of his knowledge as presenting fairly the projected Cash Forecast for the Borrowers and the Guarantors based upon the reasonable business judgment of management of the Borrowers and the Guarantors; and

      On or before November 20, 2000, Borrowers and Guarantors shall deliver to Agent forecasted financial statements prepared by Borrowers on a consolidated basis and approved by Trism's Board of Directors, consisting of monthly consolidated balance sheets, cash flow statements and income statements of Borrowers and Guarantors, reflecting projected Advances under the Loan Agreement and setting forth the assumptions on which such forecasted financial statements were prepared, covering the one-year period commencing on November 1, 2000 (the "Projected Business Plan"); and

      On or before the date hereof, and weekly thereafter on Monday of each such week, Borrowers and Guarantors shall deliver to Agent a summary of any and all acquisitions or dispositions of fixed assets, whether for cash or otherwise, which summary shall be in form and substance satisfactory to Agent in its reasonable discretion; and

      On or before the date hereof, Borrowers shall have delivered to Agent an updated listing of all of each Borrower's and each Guarantor's Account Debtors, including without limitation, each such Account Debtor's address and phone number, which listing shall be periodically updated by Borrowers upon the request of Agent; and

      No Borrower or Guarantor shall purchase or otherwise acquire any fixed assets(s), which individually or in the aggregate has or have a fair market value of more than $25,000.00, without the prior written consent of Agent, which consent, if granted, will be conditioned upon, among other things, the pledge by such Borrower or Guarantor of the fixed asset(s) acquired as collateral for the Secured Obligations; and

      Upon execution of this Agreement, Borrowers shall pay to Agent the Forbearance Fee (as hereinafter defined) and thereafter shall pay on demand the Expenses (as hereinafter defined); and

      Borrowers shall deliver to the Agent no later than 1:30 p.m. (New York time) on each Business Day a Borrowing Base Certificate, in the form attached hereto as Exhibit "A", prepared as of the close of business of the immediately preceding Business Day, together with a summary and the detail of any and all sales and collections of Borrowers for each such Business Day; and

      Borrowers shall, promptly upon each request for the same by Agent, provide to the Agent copies of sales journals, cash receipts journals, invoices, and any non-cash debit and credit journals, in each case for the respective period(s) identified by Agent; and

      Borrowers and Guarantors shall maintain in full force and effect the property, casualty and other insurance coverage described on Exhibit "B" on the terms, including without limitation terms of payment and the amount of letters of credit or other collateral required to be issued or pledged in favor of the respective insurance providers, as described on Exhibit "B"; and

      Borrowers and Guarantors hereby assign and agree to remit to Agent, for the benefit of Lenders, any and all net proceeds of the sale of the real property owned by Borrowers located in Rialto, California (the "Rialto Property "). Upon the consummation of the sale of the Rialto Property, the net proceeds of such sale shall be applied to repay those Secured Obligations of Borrowers to Lenders represented by Borrowing Base A. In the event the sale of the Rialto Property does not close on or before November 30, 2000, Borrowers and Guarantors agree to pledge the Rialto Property as additional collateral for the Secured Obligations pursuant to agreements, documents and instruments reasonably satisfactory to Agent. Promptly following the date hereof, Borrowers and Guarantors hereby further agree to pledge the real property owned by Borrowers located in Oklahoma City, Oklahoma (the "Oklahoma City Property") to Agent as additional collateral for the Secured Obligations pursuant to agreements, documents and instruments reasonably satisfactory to Agent. The Oklahoma City Property will be held as "Mortgaged Real Estate" related to Borrowing Base B and the "Appraised Orderly Liquidation Value" of the Oklahoma City Property for purposes of the calculation of Borrowing Base B will be $1,200,000.00. The net proceeds received by Agent following the consummation of the sale of the Oklahoma City Property shall be applied as a reduction of the Secured Obligations of Borrowers to Lenders represented by Borrowing Base B. In addition, Borrowers and Guarantors shall, promptly upon the request of Agent, pledge to Agent, as additional security for the Secured Obligations, any and all real or personal property of any Borrower or Guarantor which has not previously been pledged to Agent as collateral for the Secured Obligations; and

      Borrowers and Guarantors shall deposit with and pay over to Lender, for application to the Secured Obligations in accordance with the Loan Agreement, all proceeds of the sale of any and all real or personal property of any Borrower or Guarantor, irrespective of whether such property was previously "Collateral", and Borrowers and Guarantors agree not to deposit such proceeds with any other person or entity, including without limitation Salomon Smith Barney, Inc.; and

      Borrowers and Guarantors shall reasonably cooperate with, assist and give access to, any restructuring consultant (the "Consultant") hired by Agent for the purpose of assisting Agent with, among other things, its analysis of the Collateral, Cash Forecasts and proposed business plan of the Borrowers and Guarantors and Borrowers and Guarantors shall pay all fees and expenses of such Consultant, which fees and expenses shall be deemed "Expenses" under paragraph 9 hereof. The rights granted under this subparagraph (q) shall be in addition to and not in lieu of any rights Agent may have under the Loan Agreement to engage a consultant at the expense of Borrowers.

    In the event that any one or more of the Forbearance Conditions described above is not satisfied, Agent may forthwith, and without the necessity of any notice (except as may be required under the Loan Agreement or applicable law, if any), exercise any and all remedies available to it under any of the Loan Documents or available under applicable law or in equity.

    Modifications to Loan Agreement. The Loan Agreement is hereby modified and amended as follows:

          Section 1.1 of Article 1 of the Loan Agreement is hereby amended by deleting therefrom the definition of "Borrowing Base" in its entirety and inserting the following in lieu thereof:

          "Borrowing Base" means at any time an amount equal to the lesser of (a)(i) the Revolving Credit Facility Cap minus (ii) the Letter of Credit Reserve at such time minus (iii) such other reserves, other than the Forbearance Reserve, as Agent may establish from time to time in the exercise of its reasonable credit judgment or (b)(i) Borrowing Base A plus (ii) Borrowing Base B.

          Section 1.1 of Article 1 of the Loan Agreement is hereby further amended by adding the following new phrase to subsection (a)(i) of the definition of "Borrowing Base A" immediately following the phrase "Letter of Credit Reserve":

          plus the Forbearance Reserve.

          Section 1.1 of Article 1 of the Loan Agreement is hereby further amended by adding the following new phrase to subsection (b)(ii) of the definition of "Borrowing Base A" immediately following the phrase "Borrowing Base B":

          plus (aa) the Forbearance Reserve.

          Section 1.1 of Article 1 of the Loan Agreement is hereby further amended by adding the following new definition of "Forbearance Reserve" in the correct alphabetical order thereto:

          "Forbearance Reserve" shall mean a reserve against Borrowing Base Availability in an amount equal to $3,000,000.00.

          Section 1.1 of Article 1 of the Loan Agreement is hereby further amended by deleting from the definition of "Revolving Credit Facility Cap" the number "$45,000,000.00" and inserting in lieu thereof the number "$42,500,000.00."

          Section 1.1 of Article 1 of the Loan Agreement is hereby further amended by deleting from the definition of "Total Commitment" the number "$45,000,000.00" and inserting in lieu thereof the number "$42,500,000.00."

          Section 4.1(a)(i) of Article 4 of the Loan Agreement is hereby amended by deleting the phrase "either (A) the Chase Manhattan Bank Rate plus one quarter of one percent (0.25%) (the "Prime Option"), or (B) for interest periods of one-, two-, three- or six whole months (each, a "LIBOR Period"), the reserve adjusted LIBOR for the specified period plus two and one half percent (2.50%) (the "LIBOR Option")" and inserting the following in lieu thereof:

          the Chase Manhattan Bank Rate plus two percent (2.00%) (the "Prime Option").

          Section 11.18 of Article 11 of the Loan Agreement is being deleted in its entirety.

    Payment of the Secured Obligations: For so long as each of the Forbearance Conditions is satisfied, the Secured Obligations shall be payable by Borrowers in accordance with the provisions of the Loan Documents, as amended hereby, applicable as though no Default or Event of Default had occurred. From and after the date on which any of the Forbearance Conditions shall cease to be satisfied, the Secured Obligations, at the election of the Required Lenders, may be collected by whatever means are authorized by the Loan Documents and by applicable law.

    Extension of Forbearance Agreement. If (i) Borrowers and Guarantors have satisfied each and every of their respective obligations under this Agreement and there exists no Default or Event of Default, other than the Existing Defaults, under the Loan Documents, and (ii) Agent and each Lender have reviewed and approved the Projected Business Plan, Agent and Lenders may, in their sole and absolute discretion, consider (a) an extension of the Forbearance Period (it being understood that Agent and Lenders shall not charge an additional Forbearance Fee in connection with any such extension), (b) further modifications to the interest charged on the Secured Obligations, and/or (c) further modifications to the Early Termination Fee due under the terms of the Loan Agreement. Any such agreement shall be evidenced in writing and shall be subject to any and all terms and conditions required by Agent or any Lender in their respective sole discretion. Neither this paragraph 6 nor any other actions by or on behalf of Agent or any Lender, shall create (nor shall Borrowers rely upon the existence of or claim or assert that there exists) any obligation of Agent or any Lender to consider or agree to take any such action or make such further modifications.

    Effect and Construction of Forbearance: Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Forbearance Agreement shall not be construed to: (a) impair the validity, perfection or priority of any lien or security interest securing the Secured Obligations; (b) waive or impair any rights, powers or remedies of Agent or Lenders under the Loan Agreement and the other Loan Documents upon termination of the Forbearance Period, with respect to the Existing Defaults or otherwise; (c) constitute an agreement by Agent or Lenders or require Agent or Lenders to extend the Forbearance Period or grant additional forbearance periods or extend the term of the Loan Agreement or the time for payment of any of the Secured Obligations; (d) require Agent or Lenders to make any Revolving Credit Loans or other extensions of credit to Borrowers other than in Agent's or Lender's sole and absolute discretion whether before or after termination of the Forbearance Period; or (e) constitute a waiver of any right of Agent or Lenders to insist on strict compliance by Borrowers with each and every term, condition and covenant of this Agreement and the Loan Documents. This Forbearance Agreement does not constitute an amendment to the Loan Agreement, but rather, constitutes a temporary supplement thereto. The terms and provisions of the Loan Agreement and the other Loan Documents are expressly incorporated by reference herein except to the extent such terms and provisions conflict with the terms and provisions of this Forbearance Agreement, in which case, during the Forbearance Period, but not otherwise the terms of this Forbearance Agreement shall control.

    No Course of Dealing or Performance: Each of Borrowers and Guarantors acknowledges and agrees that the agreement of Agent and Lenders to forbear from exercising their rights and remedies under the Loan Documents with respect to the Existing Defaults pursuant to and as reflected in this Forbearance Agreement, does not and shall not create (nor shall Borrowers or Guarantors rely upon the existence of or claim or assert that there exists) any obligation of Agent or Lenders to consider or agree to any waiver or any further forbearance and, in the event that Agent or Lenders subsequently agrees to consider any waiver or any further forbearance, neither the existence of any prior forbearance, nor this Agreement, nor any other conduct of the Agent or Lenders, or any of them, shall be of any force or effect on consideration or decision with respect to any such requested waiver or forbearance, and neither Agent nor any Lender shall have any obligation whatsoever to consider or agree to further forbear or to waive any other Default or Event of Default. In addition, neither (i) the execution and delivery of this Forbearance Agreement, (ii) the actions of Agent or Lenders in obtaining or analyzing any information from Borrowers, whether or not related to consideration of any waiver, modification, forbearance or alteration of the Loan Agreement, any Default or Event of Default thereunder, or otherwise, including, without limitation, any discussions or negotiations (heretofore or, if any, hereafter) between Agent or Lenders and Borrowers or Guarantors regarding any potential waiver, modification, forbearance or amendment related to the Loan Agreement, (iii) any failure of Agent or Lenders to exercise any of their rights under, pursuant or with respect to the Loan Agreement, nor (iv) any action, inaction, waiver, forbearance, amendment or other modification of or with respect to the Loan Agreement, shall, unless evidenced by a written agreement (and then only to the extent provided by the express provisions thereof):

      Constitute a waiver by Agent or any Lender of, or, except to the extent expressly provided herein, an agreement by Agent or any Lender to forebear from the exercise of remedies with respect to, any Default or Event of Default under the Loan Agreement;

      Constitute a waiver by or estoppel of Agent or any Lender as to the satisfaction or lack of satisfaction of any covenant, term or condition set forth in the Loan Agreement; or

      Constitute an amendment to or modification of, or an agreement on the part of Agent or any Lender to enter into any amendment to or modification of, or an agreement to negotiate or continue to negotiate with respect to, the Loan Agreement.

    Fees and Expenses. In consideration for Agent approving and entering into this Forbearance Agreement:

      Borrowers shall pay to Agent, for the benefit of the Lenders, a fee of $150,000 (the "Forbearance Fee"), which fee shall be fully earned and nonrefundable on the date hereof (notwithstanding the fact such Forbearance Fee is being paid in installments pursuant to the terms hereof). Such Forbearance Fee shall be payable in accordance with the terms of that certain promissory note made by Borrowers and Guarantors to the order of Agent, for the benefit of Lenders, dated as of the date hereof in substantially the form attached hereto as Exhibit "C".

      Borrowers agree to pay on demand all costs and expenses of Agent and Lenders in connection with the preparation, execution, delivery and enforcement of this Agreement and all other documents and any other transactions contemplated hereby, as well as advice and consultation in connection with the rights of Agent or Lenders, Borrowers' performance, prospects and compliance herewith and with the Loan Agreement, as amended, and the alternatives available to Agent or Lenders, including, without limitation, the fees and out-of-pocket expenses of legal counsel to Agent and Lenders (collectively, the "Expenses").

      Borrowers hereby authorize Agent to charge the Borrowers' loan account for the Forbearance Fee as and when due in accordance with the promissory note referenced in subparagraph (a) above, and from time to time for the Expenses, which charges shall constitute Revolving Credit Loans under the Loan Agreement.

    Representations, Warranties and Covenants of Borrowers. To induce Agent and Lenders to enter into this Agreement:

      Each Borrower and Guarantor hereby represents, warrants and covenants to Agent and Lenders that,

        as of the date hereof, and after giving effect to the terms hereof, except for the Existing Defaults, there exists no Default or Event of Default under this Agreement, the Loan Agreement or any of the other Loan Documents, each representation and warranty made or deemed to be made in this Agreement is true and correct on and as of the date of this Agreement (except to the extent that any such representation or warranty relates to a prior specific date or period), each Borrower and Guarantor has the power and is duly authorized to enter into, deliver and perform this Agreement, and this Agreement and each of the Loan Documents is the legal, valid and binding obligation of each Borrower enforceable against it in accordance with its terms.

      Each Borrower and Guarantor acknowledges and agrees that no right of offset, defense, counterclaim, claim, causes of action or objection in favor of any Borrower or Guarantor against Agent or any Lender exists arising out of or with respect to, (i) the forbearance hereunder or any of the Secured Obligations, (ii) this Agreement, the Loan Agreement or any of the other Loan Documents, (iii) any other documents now or heretofore evidencing, securing or in any way relating to the foregoing, or (iv) the administration or funding of any of the Loans, the Secured Obligations or any Letter of Credit, and each Borrower and Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims, causes of action or objections, if any, against Agent or any Lender.

    Release of Claims and Covenant Not to Sue. As a material inducement to Agent and Lenders to enter into this Forbearance Agreement, to continue to make Revolving Credit Loans available and to grant the additional concessions to Borrowers reflected herein, all in accordance with and subject to the terms and conditions of this Forbearance Agreement and the Loan Agreement, and all of which are to the direct advantage and benefit of each Borrower and Guarantor, the Borrowers and the Guarantors, for themselves and their respective successors and assigns, (a) do hereby remise, release, acquit, satisfy and forever discharge Agent and each Lender, and all of the respective past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors and assigns of Agent and each Lender, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing and whether known or unknown, which any Borrower or Guarantor now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Forbearance Agreement, including specifically, but without limitation, matters arising out of, in connection with or relating to (i) the Secured Obligations, including, but not limited to, the administration or funding thereof, (ii) the Loan Documents or the indebtedness evidenced and secured thereby, and (iii) any other agreement or transaction between the Borrowers or the Guarantors and Agent or any Lender or any subsidiary or affiliate of such parties relating to the Loan Documents; and (b) do hereby covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against Agent or any Lender or any subsidiaries or affiliates of such parties, or any of their respective past, present or future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors or assigns, by reason of or in connection with any of the foregoing matters, claims or causes of action, provided, however, that the foregoing release and covenant not to sue shall not apply to any claims arising after the date of this Agreement with respect to acts, occurrences or events after the date of this Agreement.

    Additional Acknowledgments. Each Borrower and Guarantor expressly acknowledges and agrees that the waivers, estoppels and releases in favor of Agent and each Lender contained in this Agreement shall not be construed as an admission of any wrongdoing, liability or culpability on the part of Agent or any such Lender, or as an admission by Agent or any such Lender of the existence of any claims by any Borrower or Guarantor against Agent or any such Lender. Each Borrower and Guarantor further acknowledges and agrees that, to the extent that any such claims exist, they are of a speculative nature so as to be incapable of objective valuation and that, to the extent that any such claims may exist and may have value, such value would constitute primarily "nuisance" value or "leverage" value in adversarial proceedings between any Borrower or Guarantor and Agent or any such Lender. In any event, each Borrower and Guarantor acknowledges and agrees that the value to such Borrower or Guarantor of the covenants and agreements on the part of Agent and each Lender contained in this Agreement substantially and materially exceeds any and all value of any kind or nature whatsoever of any claims or other liabilities waived or released by such Borrower or Guarantor hereunder.

    Further Assurances. Borrowers and Guarantors agree to take such further action as Agent shall reasonably request in connection herewith to evidence the agreement herein contained.

    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

    Counsel and Advisors. Each Borrower and Guarantor acknowledges that it has consulted with counsel and with such other expert advisors as it deemed necessary in connection with the negotiation, execution and delivery of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed more strongly against the party causing this Agreement or any part hereof to be drafted.

    Relationship of Parties. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between Borrowers, Agent and Lenders, nor the relationship of each Guarantor as a Guarantor of the Borrowers' obligations to Agent and Lenders. This Agreement is not intended, nor shall it be construed to create, a partnership or joint venture relationship between any of the parties hereto.

    Modification of Agreement. This Agreement may not be modified, altered or amended except by agreement in writing signed by all of the parties hereto.

    Entire Agreement. This Agreement, together with the Loan Documents, embodies the entire understanding and agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written.

    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws and decisions of the State of New York, excluding laws and decisions related to conflicts of laws.

    No Novation, Etc. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, nor an election of remedies by Agent or any Lender, and, except as otherwise expressly stated herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, as supplemented hereby if applicable. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Loan Documents, the parties agree that the terms of each of the Loan Documents shall be strictly adhered to on and after the date hereof, except as expressly modified by this Agreement.

    Matters Regarding Guarantors. Each Guarantor acknowledges and agrees that neither the execution, delivery or performance of this Forbearance Agreement, nor any action taken in reliance hereon or to effect this Forbearance Agreement shall have any affect on or constitute a release, novation, satisfaction or any modification of the obligations of the Guarantors to Agent or the Lenders, all of which shall remain in full force and effect in accordance with the written provisions thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

AGENT:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

LENDERS:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

 FLEET CAPITAL CORPORATION

By:____________________________________

Name:__________________________________

Title:___________________________________

BORROWERS:

TRISM, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

TRISM SECURED TRANSPORTATION, INC.

 By:____________________________________

Name:__________________________________

Title:___________________________________

TRI-STATE MOTOR TRANSIT CO.

By:____________________________________

Name:__________________________________

Title:___________________________________

DIABLO SYSTEMS INCORPORATED, D/B/A
DIABLO TRANSPORTATION, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

TRISM EASTERN, INC., D/B/A
C. I. WHITTEN TRANSFER

By:____________________________________

Name:__________________________________

Title:___________________________________

TRISM HEAVY HAUL, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

TRISM SPECIALIZED CARRIERS, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

TRISM SPECIAL SERVICES, INC.

 By:____________________________________

Name:__________________________________

Title:___________________________________

TRISM LOGISTICS, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

TRISM EQUIPMENT, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

GUARANTORS:

AERO BODY AND TRUCK EQUIPMENT, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

E. L. POWELL & SONS TRUCKING CO., INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

TRISM TRANSPORT, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

TRISM TRANSPORT SERVICES, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

EXHIBIT "A"

Form of Borrowing Base Certificate

See Attached.

EXHIBIT "B"

Description of Insurance

See Attached.

EXHIBIT "C"

Form of Promissory Note.